EXHIBIT 10.3
                                                                    ------------



Consulting Agreement between Humana Trans Services Group, Ltd. and NBM Information Technology, Inc.

                                       NBM
                          ----------------------------
                          INFORMATION TECHNOLOGY, INC.


            EXCLUSIVE INVESTOR RELATIONS SERVICES PROVIDER AGREEMENT

     AGREEMENT made this 17th day of December, 2001, by and between Humana Trans Services Group, Inc. (hereinafter, CLIENT), a Delaware corporation, with its principal place of business located at 150 Broadhollow Road, Melville, NY 11747 and NBM INFORMATION TECHNOLOGY, INC. (hereinafter, NBM), a New York corporation, with its principal place of business located at 150 Broadhollow Road - Suite 103, Melville, New York ll747, upon terms and conditions as follows:

     NBM will provide to CLIENT investor and shareholder relations in the following areas:

     c.   news releases
     d.   advertising
     e.   financial reporting - Edgar filings
     f.   web site development and hosting
     g.   shareholder contact
     h.   investment community and media contact
     i.   corporate development information
     j.   marketing
     k.   crisis communication management

     NBM will be available to render all services represented during normal and customary working hours.

     NBM will at all times render the foregoing, and all other services, on a "best efforts" basis.

     It is understood and agreed to by CLIENT, its employees, agents, and assignors, that during the term of this AGREEMENT, NBM shall be CLIENT'S exclusive representative for all the services set forth hereinabove.

6.   COMPENSATION

     a. A non refundable initial client account set-up fee of $350.00 paid by CLIENT to NBM, And; the following:

          (II) $200.00 minimum monthly service fee payable the first day of each month (pro rata payment for first month's fee), and then
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               consecutive monthly thereafter each and every month during the term of, and any extension(s) of this AGREEMENT, terms are net 10 days;

          (ii) fees for each CLIENT service required under terms of this agreement are stipulated in the menu of services, attached hereto and acknowledge received by CLIENT.

     b. From time to time NBM will present for payment receipts for necessary and reasonable business expenses for any and all tasks assigned by CLIENT, or required to be rendered to CLIENT under the terms of this agreement or undertaken by NBM in its discretion in furtherance of CLIENT business goals and objectives, including but not limited to travel and entertainment, material supplies, SEC filings, media releases, and other professional fees. It is agreed that these expenses, which represent "out of pocket" costs, if any, incurred by NBM in behalf of CLIENT, will be reimbursed by CLIENT on a "forthwith" basis. "Forthwith" is to be construed and interpreted as "without delay", but is in no event, more than 5 business days from the date of billing.

     c. Failure by CLIENT to perform obligations as per the terms of this paragraph and or for the terms of any clause pertaining to reimbursement, may result in NBM withholding future services until compensation is satisfied and current;

     d. Except for "CLIENT set up fee", and pro rata first minimum monthly service fee, which are acknowledged paid commensurate with the execution of this AGREEMENT, all compensation required as per the terms of paragraph 1b herein shall accrue as a primary and preferred obligation of CLIENT to NBM and shall be paid to NBM by CLIENT at such time as CLIENT is financially able, or commensurate with receipt of funds from a private placement or public offering, or from any source whatever, whichever event shall first occur

7.   CONFIDENTIALITY

     NBM agrees that it will not, without consent, communicate to any individual or business entity information relating to any confidential material which it might from time to time acquire with respect to the business of CLIENT, its affiliates or subsidiaries. This clause shall survive for one year after the termination of this AGREEMENT.

8.   DEFENSE AND INDEMNIFICATION

     CLIENT agrees, at its sole expense, to defend NBM, and to indemnify and hold NBM harmless from any claims or suits by a third party against NBM or from any liabilities or judgments based thereon, either arising from NBM performance of services for CLIENT under this AGREEMENT, or arising from any CLIENT products, or which result from NBM performance of general services under this AGREEMENT.
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9.   TERMS AND TERMINATION

     This AGREEMENT with all rights and privileges pertaining thereto shall be for a term of not less than 18 months from the date hereof and shall be deemed automatically renewed upon its same terms and conditions for an additional 12 month period unless, not less than 60 days prior to expiration, either party serves upon the other written notice to terminate. Said notices shall be in conformance with paragraph "5c." set forth herein.

10.  MISCELLANEOUS

     a. Any and all work generated on behalf of CLIENT including but not limited to: databases, models, charts and, presentations, will remain the sole property of NBM.

     b. The relationship created by this AGREEMENT shall be that of independent contractor, and neither NBM nor CLIENT shall have authority to bind or act as agent for the other or for their respective employees for any purpose, except as to those NBM tasks, duties & items enumerated in paragraph 1b herein, unless specifically agreed to in writing and executed by an officer of each party.

     c. Notice given by one party to the other hereunder shall be in writing and deemed to have been properly given if deposited with the United States Postal Service, registered or certified mail, addressed as follows:

          HUMANATRANS   150 BROADHOLLOW ROAD, MELVILLE, NY 11747
          NBM           150 BROADHOLLOW ROAD - SUITE 103, MELVILLE, NY 11747


     d. This AGREEMENT replaces any previous AGREEMENT and the discussions relating to the subject matters hereof and constitutes the entire AGREEMENT between CLIENT and NBM with respect to the subject matters of this AGREEMENT. This AGREEMENT may not be modified in any respect by any verbal statement, representation, or writing made by any employee, officer, or representative of CLIENT or NBM unless such writing is in proper form and executed by an officer of each party.

6.   This AGREEMENT is of immediate effect.

     IN WITNESS WHEREOF, the parties have executed this AGREEMENT effective the date first stated above. This AGREEMENT is bound under the Laws of the State of New York and shall be construed and enforced in accordance with those laws. Any remedies on breach of the AGREEMENT will be determined exclusively through binding arbitration provided by the New York State court system.

     By: ___________________________                        ________________
         Lee Rubinstein- President                          Date
     By: ___________________________                        ________________
         James Zimbler - President                          Date
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                          MENU OF SERVICES AND PRICING

     NEWS RELEASES
     -------------
     NEWS RELEASE METRO (FIRST 400 WORDS)                   $275.00
          EACH ADDITIONAL 100 WORDS OR FRACTION THEREOF     $100.00
     NEWS RELEASE NATIONAL                                  $675.00
          EACH ADDITIONAL 100 WORDS OR FRACTION THEREOF     $250.00
     NEWS RELEASE REGIONAL                                  $575.00
          EACH ADDITIONAL 100 WORDS OR FRACTION THEREOF     $200.00
     INDIVIDUAL STATES (ADDITIONAL FEE FOR EACH)            $250.00 - $ 500.00
     INDUSTRIAL WIRES (ADDITIONAL FEE FOR EACH)             $250.00 - $ 2,000.00

     SEC REGULATORY FILINGS
     ----------------------
     SEC EDGAR FILING FEE                                   $250.00
     CONVERSION OF WORD PROCESSING DOCUMENT **
     MORE THAN 6 HOURS NOTICE         TEXT PER PAGE         $ 20.00
                                      TABLES PER PAGE       $ 35.00
     LESS THAN 6 HOURS NOTICE         TEXT PER PAGE         $ 30.00
                                      TABLES PER PAGE       $ 55.00
     EDITS TO FILING                  PER 15 MINUTES        $ 35.00



     ** IN ADDITION TO ANY EDGAR FILING FEE
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